EXTENSION AGREEMENT

Extension Agreement made this 28th day of October 2022, by and between Mycotopia Therapies Inc., a Florida corporation (“Mycotopia”) and HAVN Life Sciences Inc., a Canadian corporation (“HAVN”).

WHEREAS, on August 13, 2020, Mycotopia and HAVN entered into a Psilocybin Supply Agreement (the “Supply Agreement”); and

WHEREAS, each of Mycotopia and HAVN desire to extend the term of the Supply Agreement.

NOW THEREFORE, in consideration of the mutual obligations and promises contained herein, the parties agree:

1.The Supply agreement shall be extended for a term of two years from the date hereof and shall automatically renew for successive one-year terms unless canceled by either party on not less than 30 days’ notice prior to the end of such term.

2.Other Terms Unchanged. The Supply Agreement, as amended by this Extension Agreement, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed. Any reference to the Supply Agreement is deemed to be a reference to the Supply Agreement as amended by this Extension Agreement. If there is a conflict between the terms of this Extension Agreement and the Supply Agreement, the terms of this Extension Agreement shall control.

3.Counterparts. This Extension Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

IN WITNESS WHEREOF, each of HAVN and Mycotopia has caused this instrument to be executed by its duly authorized officer as of the date first above written.

HAVN LIFE SCIENCES INC.	MYCOTOPIA THERAPIES INC.

By: /s/ Tim Moore	By:/s/ Ben Kaplan
Name: Tim Moore	Name: Ben Kaplan
Title: CEO	Title: CEO